SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

ECO SCIENCE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1135 Makawao Avenue, Suite 103-108 Makawao, Hawaii 33137
(Address of principal executive offices)

(800) 379-0226
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 10, 2017, the Company entered into a Cancellation and Release Agreement with Separation Degrees – One, Inc. wherein the Company owed a total amount of $1,920,424, to SDOI in unpaid fees under the Technology Licensing and Marketing Agreement, which the Company entered into with SDOI on January 1, 2016.  The total amount of unpaid fees could be paid with common shares, and pursuant to the terms of the Agreement, the amount of shares that would equal the amount of the unpaid fees would be 16,745,247 Shares of Common Stock.

The Cancellation and Release Agreement entered into with SDOI allowed for the cancellation of the unpaid fees in exchange for 4,000,000 Shares of the Company’s Common Stock.  The Board of Directors, on January 10, 2017, resolved to execute the Agreements and instructed the Transfer Agent to issue the 4,000,000 to SDOI or its Designee.  No further obligations, one to the other is contemplated.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Cancellation and Release Agreement with Separation Degrees – One, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO SCIENCE SOLUTIONS, INC.

Date: January 17, 2017
By: /s/Jeffery Taylor
       Jeffery Taylor, President